Exhibit 99.1

FOR IMMEDIATE RELEASE

MAY 14, 2015

Contact:                                                Jill McMillan, Vice President of Communications and Investor Relations

Phone: 214-721-9271

Jill.McMillan@enlink.com

ENLINK MIDSTREAM TO ATTEND J.P. MORGAN’S 4TH ANNUAL
ENERGY INFRASTRUCTURE/MLP 1X1 FORUM

DALLAS, May 14, 2015 — The EnLink Midstream companies, EnLink Midstream Partners, LP (NYSE:ENLK) (the Partnership) and EnLink Midstream, LLC (NYSE:ENLC) (the General Partner) (together “EnLink”), announced today that Michael J. Garberding, Executive Vice President and Chief Financial Officer, and Steve Hoppe, Executive Vice President and President of Gas Gathering, Processing and Transportation Business, will attend and meet with investors at J.P. Morgan’s 4th Annual Energy Infrastructure/MLP 1x1 Conference. The conference will be held at J.P. Morgan’s Office in New York City on Thursday, May 14.

A copy of the related presentation materials will be available on May 14, 2015, on the Investors page of EnLink’s website at www.EnLink.com.

About the EnLink Midstream Companies

EnLink Midstream is a leading, integrated midstream company with a diverse geographic footprint and a strong financial foundation, delivering tailored customer solutions for sustainable growth. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include over 9,100 miles of gathering and transportation pipelines, 16 processing plants with 3.6 billion cubic feet per day of processing capacity, seven fractionators with 280,000 barrels per day of fractionation capacity, as well as barge and rail terminals, product storage facilities, purchase and marketing capabilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies.

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